Exhibit 10.4
HAMILTON INSURANCE GROUP, LTD.
2013 EQUITY INCENTIVE PLAN
(as amended effective 5 September 2018 and as further amended effective 31 March 2021)
1.    Purpose. The purpose of the Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company's members.
2.    Definitions. The following definitions shall be applicable throughout the Plan. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Bye-laws of the Company:
(a)    "Act" shall have the meaning set forth in Section 15(a) of the Plan.
(b)    "Affiliate" means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest; provided, that, with respect to the award of any "stock right" within the meaning of Section 409A of the Code, such affiliate must qualify as a "service recipient" within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language "at least 50 percent" is used instead of "at least 80 percent"; provided, further, that, in the case of an Incentive Stock Option, it shall mean a "parent corporation" or a "subsidiary corporation" within the meaning of Section 424 of the Code. The term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(c)    "Award" means, individually or collectively, any Warrant, Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, and Stock Bonus Award granted under the Plan.
(d)    "Award Agreement" means a written agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)), evidencing an Award.
(e)    "Bankruptcy Event" shall have the meaning set forth in Section 15(b) of the Plan.

(f)    "Board" means the Board of Directors of the Company.
(g)    "Bye-laws" means the bye-laws of the Company, as amended from time to time.
(h)    "Cause" means, (i) if the Participant is a party to an employment or consulting or similar agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition therein contained, or, (ii) if no such agreement exists, it shall mean: any of the following acts or occurrences as determined by the Company: (1) the Participant's indictment of or charge with respect to, conviction of, or pleading guilty or nolo contendere to a felony or equivalent offense or crime (other than a minor road traffic offense or other non-material offense not subject to a custodial sentence), in any case whether occurring before or after the Effective Date, (2) the Participant's gross negligence or willful misconduct in connection with the Participant's employment that causes or is likely to cause significant loss or damage to the Company or an Affiliate, (3) the Participant's conduct that constitutes fraud, material misrepresentation or embezzlement, (4) the Participant's material breach of any agreement with the Company or an Affiliate, or breach of any policy or procedure of the Company or an Affiliate, which, in the case of a non-recurring breach capable of being cured, remains uncured after five (5) days following notice by the Committee or the Company's Chief Executive Officer of such breach, (5) the Participant's habitual use of alcohol or illegal use of drugs (including narcotics) that materially impairs or is reasonably likely to materially impair the Participant's ability to perform the Participant's duties and responsibilities for the Company or an Affiliate, (6) the Participant's continued failure to substantially and/or satisfactorily perform the Participant's duties and responsibilities, which failure remains uncured after five (5) days following notice by the Committee or the Company's Chief Executive Officer of such failure, and/or (7) the Participant being the subject of a complaint or charge by a governmental agency, rating agency or self-regulatory organization for an alleged violation (whether occurring before or after the Effective Date) of any statute or regulation which has or is reasonably likely to have an adverse impact on the reputation and standing in the community of the Company or any Affiliate.
(i)    "Change in Control" means, (i) if the Participant is a party to an employment or consulting or similar agreement with the Company or an Affiliate and such agreement provides for a definition of Change in Control, the definition therein contained, or, (ii) if no such agreement exists, it shall mean: the consummation of any transaction, or series of related transactions, (1) involving a merger, amalgamation, reorganization, consolidation, scheme of arrangement, exchange or other business combination transaction involving the Company or any Material Subsidiary by which the Participant is then employed, which results in any Person or group of related Persons or their Permitted Transferees (other than Persons who are also either (A) existing shareholders of the Company as of the date of such transaction or (B) Subsidiaries of the Company as of the date of such transaction) acquiring more than fifty percent (50%) of the issued and outstanding common shares of the Company or (ii) involving the sale or disposition of all or substantially all of the common stock of any Material Subsidiary of the Company by which the Participant is then employed, other than (A) a sale or disposition to another Subsidiary of the Company or (B) a sale or disposition immediately following which the securities of such Material Subsidiary outstanding immediately prior to such transaction representing more than fifty percent (50%) of the combined voting power of the voting securities of the entity to which the Material Subsidiary is sold or disposed continue to be held by the Company or its direct or indirect Subsidiaries, or (iii) involving a disposition or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis. Notwithstanding the foregoing, for the purposes of this Plan, an initial public offering of the securities of the Company (an "IPO") or any transactions or events constituting part of an IPO shall not be deemed to constitute or in any way effect a Change in Control, save where a Change in Control event as described above results in an IPO of the securities of the Company.
(j)    "Code" means the United States Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(k)    "Committee" means the Compensation & Personnel Committee of the Board of Directors or, if no such committee has been appointed by the Board, the Board.
(l)    "Common Shares" means the Class B common shares, par value $0.01 per share, of the Company (or, if applicable, any stock or other securities into which such common shares have been converted or into which they have been exchanged).
(m)    "Company" means Hamilton Insurance Group, Ltd., a Bermuda exempted company.
(n)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an employee, a director or consultant, is not interrupted or terminated (other than pursuant to a leave approved by the Company). The Participant's Continuous Service shall not be deemed to have terminated or been interrupted merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, a director or consultant or a change in the entity for which the Participant renders such service; provided, that there is no interruption or termination of the Participant's service with the Company or an Affiliate. In a context where Code Section 409A applies or could have an effect on such Award, shall apply the definition of "separation from service" as provided in Section 1.409A-1(h) of the Treasury Regulations promulgated thereunder.
(o)    "Date of Grant" means the date on which the Committee (or its authorized designee) grants an Award.
(p)    "Disability" means, (i) if the Participant is a party to an employment or consulting or similar agreement with the Company or an Affiliate and such agreement provides for a definition of Disability, the definition therein contained, or, (ii) if no such agreement exists, it shall mean that the Participant has been unable to perform the duties and responsibilities required of the Participant hereunder due to a physical and/or mental disability for a period of more than 90 days, whether or not consecutive, during any one (1) year period; provided that any such periods may be extended at the sole discretion of the Committee.

(q)    "Divorce" shall have the meaning set forth in Section 15(c) of the Plan.
(r)    "Divorce Purchase Option" shall have the meaning set forth in Section 15(c) of the Plan.
(s)    "Effective Date" means December 23, 2013, the date as of which this Plan was originally adopted by the Board.
(t)    "Eligible Director" means a person who is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.
(u)    "Eligible Person" means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or an Affiliate (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or an Affiliate).
(v)    "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(w)    "Exercise Price" has the meaning given such term in Section 7(b) of the Plan.
(x)    "Fair Market Value" means, as of any date, the value of Common Shares determined as follows:
(i)    If the Common Shares are listed on a national exchange registered in the United States (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one such exchange (or quotation system), the closing sale price of the shares on the principal such exchange (or quotation system) on which such shares are then traded, or, if the Common Shares are not then listed on such an exchange (or quotation system) but are traded in the over-the-counter market, the average of the closing bid and asked quotations for the Common Shares in such market, in each case during the ten trading days ending on the applicable determination date;
(ii)    In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee; or

(iii)    To the extent applicable, Fair Market Value shall be determined in accordance with Section 409A of the Code.
(y)    “Good Reason” means (i) the assignment to Participant of duties that are significantly different from, and that result in a material diminution in the Participant’s authority, duties or responsibilities. For the avoidance of doubt, a change in reporting structure or title, in and of itself, shall not be sufficient to constitute a Good Reason termination. Such change must also be accompanied by a material diminution of the Participant’s authority, duties or responsibilities in order to satisfy this test; or (ii) a reduction in the rate of Participant’s Base Salary and Target Bonus; or (iii) a material breach by the Company; provided that Participant shall have given the Company written notice specifying in reasonable detail the circumstances claimed to constitute Good Reason within thirty (30) days following the occurrence, without Participant’s consent, of any of the events in clauses (i)–(iii), and the Company shall not have cured the circumstances set forth in Participant’s Notice of Termination within thirty (30) days of receipt of such  notice.
(z)    "Incentive Stock Option" means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(aa)    "Insolvency Purchase Option" shall have the meaning set forth in Section 15(b) of the Plan.
(bb)    "Involuntary Transfer" shall have the meaning set forth in Section 15(c) of the Plan.
(cc)    "Nonqualified Stock Option" means an Option that is not designated by the Committee as an Incentive Stock Option.
(dd)     "Option" means an Award granted under Section 7 of the Plan.
(ee)    "Option Period" has the meaning given such term in Section 7(c) of the Plan.
(ff)    "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.
(gg)    "Person" means an individual, company, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.
(hh)    "Plan" means this Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan, as amended from time to time.
(ii)    "Purchaser" shall have the meaning set forth in Section 15(e) of the Plan.
(jj)    "Repurchase Determination Date" shall have the meaning set forth in Section 15(e) of the Plan.

(kk)    "Repurchase Notice" shall have the meaning set forth in Section 15(e) of the Plan.
(ll)    "Repurchase Option" shall have the meaning set forth in Section 15(a) of the Plan.
(mm)    "Repurchase Price" shall have the meaning set forth in Section 15(d) of the Plan.
(nn)    "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions.
(oo)    "Restricted Stock Unit" means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time), granted under Section 10 of the Plan.
(pp)    "Restricted Stock" means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time), granted under Section 10 of the Plan.
(qq)    "SAR Period" has the meaning given such term in Section 9(c) of the Plan.
(rr)    "Securities Act" means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.
(ss)    "Shareholders Agreement" means the Shareholders Agreement of Hamilton Insurance Group, Ltd., as amended from time to time.
(tt)    "Stock Appreciation Right" or "SAR" means an Award granted under Section 9 of the Plan.
(uu)    "Stock Bonus Award" means an Award granted under Section 11 of the Plan.
(vv)    "Strike Price" means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.
(ww)    "Subject Securities" shall have the meaning set forth in Section 15(a) of the Plan.
(xx)    "Substitute Award" has the meaning given such term in Section 5(e).
(yy)    "Warrant" means an Award granted under Section 8 of the Plan.
(zz)    "Warrant Period" has the meaning given such term in Section 8(c) of the Plan.

3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.    Administration. (a) The Committee (subject to Section 4(d) hereof) shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)    Subject to the provisions of the Plan (including Section 4(d) hereof) and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee may deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any member of the Company.
(d)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
(e)    Notwithstanding anything herein or an Award Agreement to the contrary, all determinations made under the Plan shall be made consistent with the Bye-laws and the Shareholders Agreement, as applicable.
5.    Grant of Awards; Shares Subject to the Plan. (a) The Committee may, from time to time, grant Warrants, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and/or Stock Bonus Awards to one or more Eligible Persons.
(b)    Subject to Section 12 of the Plan, an aggregate of seven million, five hundred thousand (7,500,000) Common Shares shall be available for Awards granted under the Plan.
(c)    Use of Common Shares to pay the required Exercise Price or tax obligations, or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, are cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.
(d)    Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under the Plan.
6.    Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
7.    Options.
(a)    Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the members of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)    Exercise Price. The exercise price ("Exercise Price") per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.
(c)    Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and set forth in an Award Agreement, and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; provided, further, that, notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.
(d)    Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld and has satisfied any other condition set forth in the applicable Award Agreement for exercise of such Option. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash or by check and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in Common Shares or other property having a Fair Market Value on the date of exercise at least equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the

Exercise Price or (C) by a "net exercise" method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.
(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.
(f)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the U.S. Securities and Exchange Commission, the Bermuda Monetary Authority or other similar regulatory authority or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.    Warrants.
(a)    Generally. Each Warrant granted under the Plan shall be evidenced by an Award Agreement. Each Warrant so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. No Warrants granted under the Plan shall be Incentive Stock Options.
(b)    Exercise Price. The Exercise Price per Common Share for each Warrant shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.
(c)    Vesting and Expiration. Warrants shall vest and become exercisable in such manner and on such date or dates determined by the Committee and set forth in an Award Agreement, and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Warrant Period"); provided, however, that, notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Warrant, which acceleration shall not affect the terms and conditions of such Warrant other than with respect to exercisability.

(d)    Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of a Warrant until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld and has satisfied any other condition set forth in the applicable Award Agreement for exercise of such Warrant. Warrants that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Warrant accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash or by check and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in Common Shares or other property having a Fair Market Value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Warrant and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a "net exercise" method whereby the Company withholds from the delivery of the Common Shares for which the Warrant was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Warrant was exercised. Any fractional Common Shares shall be settled in cash.
(e)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise a Warrant in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the U.S. Securities and Exchange Commission, the Bermuda Monetary Authority or other similar authority or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
9.    Stock Appreciation Rights.
(a)    Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)    Strike Price. The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that, notwithstanding any provision herein to the contrary, the Strike Price shall not be less than the par value per Common Share.
(c)    Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"); provided, however, that, notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.
(d)    Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes to be withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.
10.    Restricted Stock and Restricted Stock Units.
(a)    Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 10, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)    Restricted Accounts; Escrow or Similar Arrangement. (i) Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant's name and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share transfer form (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and transfer form (endorsed in blank) within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 10 and the applicable Award Agreement, the Participant generally shall have the right to receive dividends, if applicable; provided, that, unless otherwise set forth in an Award Agreement, dividends that are attributable to any particular share of Restricted Stock shall be withheld by the Committee and shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a member with respect thereto shall terminate without further obligation on the part of the Company.

(ii)    Upon the grant of Restricted Stock Units, a book entry in a separate ledger restricted unit account shall be established in the Participant's name. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock Units within the amount of time specified by the Committee, the Award shall be null and void. Upon the settlement of the Restricted Stock Units pursuant to Section 10(d), such Restricted Stock Units shall no longer be credited to the restricted unit account.
(c)    Vesting; Acceleration of Lapse of Restrictions. The vesting terms applicable to Awards granted under this Section 10 shall be set forth in an Award Agreement.
(d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).
(ii)    Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit, save in the case of performance vesting Restricted Stock Units under which a Participant shall be eligible to receive up to two Common Shares for each such outstanding performance vesting Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Shares in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld.
11.    Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an

Award Agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
12.    Changes in Capital Structure and Similar Events. Unless otherwise provided in an Award Agreement, in the event of (a) any extraordinary dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
(i)    adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property, including cash) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property, including cash) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures;
(ii)    adjusting the performance criteria in respect of an Award;
(iii)    providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and
(iv)    canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other members of the Company in such event), including without limitation, in the case of an outstanding Warrant, Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Warrant, Option or SAR over the aggregate Exercise Price or Strike Price of such Warrant, Option or SAR, respectively (it being understood that, in such event, any Warrant, Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any consideration therefor);

provided, however, that any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. Any adjustment made by the Company hereunder shall be conclusive and binding for all purposes.
13.    Effect of Change in Control. Unless otherwise determined by the Committee or evidenced in an Award Agreement, the provisions of this Section 13 shall apply, as applicable:
(a)    With respect to each outstanding Award that is assumed or substituted by the acquiring entity or ultimate parent in connection with a Change in Control and in the event of a termination of a Participant's employment or service, including termination with Good Reason, (in any case, other than for Cause) within a period of twelve months commencing on the date of the Change in Control, on the date of such termination (i) such Award shall become fully vested and, if applicable, immediately exercisable, (ii) the restrictions, payment conditions and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) all incomplete performance periods in effect on the date of a Change in Control shall end on the date of such Change in Control with all applicable performance conditions being deemed to have been achieved based on the Participant’s estimated performance but, in any event, not less than target performance (as reduced pro-rata to reflect the portion of the year worked by the Participant prior to termination of their employment).
(b)    In the event of a Change in Control, in connection with which the Awards are not assumed or substituted by the acquiring entity or ultimate parent, the Committee may provide, in its sole discretion, for the cancellation of any portion of the Awards that remain outstanding as of the date of the Change in Control in exchange for payment in cash or other property, and in the same form as the consideration paid in the transaction resulting in the Change in Control, equal to (i) the excess (if any) of the per share transaction consideration over the Exercise Price or Strike Price multiplied by the number of Common Shares underlying such Warrant, Option or SAR, respectively, and (ii) with respect to an Award other than a Warrant, Option or SAR, the per share transaction consideration, multiplied by the number of any Common Shares subject to such Award.
(c)    For purposes of this Section 13, an Award shall be considered assumed or substituted by the acquiring entity or ultimate parent if (i) the Award remains subject to substantially similar terms and conditions that were applicable to the Award immediately prior to the Change in Control except that the Award instead confers the right to receive common stock of the acquiring entity or in the case of an amalgamation, the amalgamated company or its parent and (ii) immediately following the Change in Control, the aggregate economic value of the Award is preserved. By way of example, without limitation, for this purpose the economic value shall mean (i) with respect to a Warrant, the excess (if any) of the per share transaction consideration over the Exercise Price multiplied by the number of Common Shares underlying such Warrant, and (ii) with respect to a Restricted Stock Unit, the per share transaction consideration, multiplied by the number of any Common Shares subject to such Restricted Stock Unit.
14.    Amendments and Termination.
(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without member approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that the Committee may not take any action without member approval to the extent that member approval is necessary to comply with any applicable tax or regulatory requirement.
15.    Repurchase Rights. Unless otherwise determined by the Committee or evidenced in an Award Agreement, the provisions of this Section 15 shall apply, as applicable.
(a)    Termination of Service. If a Participant's Continuous Service with the Company or its Affiliates ceases for any reason, then (i) unless otherwise set forth by the Committee in an Award Agreement, all Awards then held by such Participant will be cancelled by the Company and (ii) all Common Shares then held by such Participant in respect of any Award granted under the Plan (or received in respect of any Award exercised thereafter) will be subject to repurchase by the Company in accordance with the Companies Act 1981, as amended (the "Act"), and pursuant to the terms and conditions set forth in this Section 15 (the "Repurchase Option"). For purposes of this Agreement, the term "Subject Securities" shall mean the Common Shares held by the Participant that are subject to the Repurchase Option, the Insolvency Purchase Option, or the Divorce Purchase Option.
(b)    Involuntary Purchase Option. If a Participant shall become subject to a bankruptcy or an insolvency proceeding (each, a "Bankruptcy Event"), then all Common Shares then held by such Participant will be subject to repurchase by the Company in accordance with the Act and pursuant to the terms and conditions set forth in this Section 15 (the "Insolvency Purchase Option"). The Participant shall provide written notice to the Company of the occurrence of a Bankruptcy Event within five (5) business days after the occurrence of such Bankruptcy Event setting forth the circumstances of such Bankruptcy Event and the number of Common Shares then held by such Participant.
(c)    Divorce Purchase Option. Upon either the filing of a petition for dissolution of marriage or any similar action for divorce by or against the Participant (a "Divorce" and, together with a Bankruptcy Event, an "Involuntary Transfer"), under no circumstances shall any such person's spouse have or obtain any interest in such person's Common Shares. Upon the occurrence of a Divorce, then all Common Shares then held by such Participant will be subject to repurchase by the Company in accordance with the Act and pursuant to the terms and conditions set forth in this Section 15 (the "Divorce Purchase Option"). The Participant shall provide written notice to the Company of the occurrence of a Divorce within five (5) business days after the occurrence of such Divorce setting forth the circumstances thereof, a copy of any court order or decree, if applicable, the number of Common Shares then held by such Participant.
(d)    Repurchase Price. For purposes of this Plan, the term "Repurchase Price" shall mean the applicable price set forth in this subsection (d).
(i)    If the Participant's Continuous Service is terminated for any reason other than for Cause, the repurchase price for any Subject Securities shall be the Liquidity Interest Per Share Price (as defined in the Shareholders Agreement) applicable as of the Repurchase Determination Date for Subject Securities granted prior to 1 January 2021. For Subject Securities granted on or after 1 January 2021, the repurchase price of such Subject Securities shall be the prevailing Fair Market Value as of the applicable Repurchase Date.
(ii)    If the Participant (A) is terminated by the Company for Cause or (B) violates any of the restrictive covenants set forth in the Participant’s employment agreement, the repurchase price for any Subject Securities shall be the lower of (x) the Exercise Price or Strike Price (in the case of Warrants, Options or SARs, respectively), or the Participant's tax basis in the Subject Securities (in the case of other Awards) or (y) the Liquidity Interest Per Share Price for Subject Securities granted prior to 1 January 2021 or Fair Market Value for Subject Securities granted on or after 1 January 2021, as applicable, as of the Repurchase Determination Date; provided, that if the Participant (A) is terminated by the Company for Cause or (B) violates any of the restrictive covenants set forth in the Participant’s employment agreement, in each case after an initial public offering of the Common Shares, the repurchase price shall be the lower of (x) the Exercise Price or Strike Price (in the case of Warrants, Options or SARs, respectively), or the Participant's tax basis in the Subject Securities (in the case of other Awards) or (y) the ten (10) trading day average of the closing price on and following the date of exercise of the Repurchase Determination Date on the primary stock exchange on which the Common Shares are traded.
(iii)    The repurchase price for any Subject Securities subject to the Insolvency Purchase Option or Divorce Purchase Option shall be the Liquidity Interest Per Share Price for Subject Securities granted prior to 1 January 2021 or Fair Market Value for Subject Securities granted on or after 1 January 2021, as applicable, as of the Repurchase Determination Date.

(iv)    In the event that a termination of the Participant's Continuous Service other than for Cause or an Involuntary Transfer occurs after an initial public offering of the Common Shares, the repurchase price for any Subject Securities shall be the ten (10) trading day average of the closing price on and following the date of such termination or such Involuntary Transfer on the primary stock exchange on which the Common Shares are traded.
(e)    Repurchase Notice. The Company (or its designee) may elect to purchase all or any portion of the Subject Securities by delivering a written notice (the "Repurchase Notice") to the Participant within 180 days (i) after the date of the termination of the Participant's Continuous Service (in the case of Subject Securities held by the Participant as of such termination of Continuous Service), (ii) after the date on which the Company obtains knowledge of the violation by the Participant of the restrictive covenants set forth in the Participant's employment agreement, (iii) in the case of Subject Securities received by the Participant as a result of exercise of an Award following the Participant's Continuous Service, after the date of exercise of any vested Award following the Participant's Continuous Service resulting in the delivery of Subject Securities, or (iv) after the date of the Involuntary Transfer, as applicable (such date upon which the Company delivers the Repurchase Notice referred to herein as the "Repurchase Determination Date"); provided, that such 180 day period may be extended by the Company for each day that the Company (or its designee) may not purchase or elect to purchase the Subject Securities due to such purchase or election to purchase violating applicable law or the terms of any loan or other material documents to which the Company (or its designee) is bound, as reasonably determined by the Company. The Company may assign its repurchase rights hereunder to an Affiliate (such entity having the right to repurchase the Subject Securities shall be referred to herein as the "Purchaser"). Any Repurchase Notice delivered hereunder shall set forth the consideration to be paid for such securities.
(f)    Closing of Repurchase. The closing of any repurchase of Subject Securities pursuant to the Repurchase Option, the Involuntary Purchase Option, or Divorce Purchase Option shall take place on the date designated by the Purchaser in the Repurchase Notice (or as soon as practicable thereafter) which date shall be within thirty (30) days following the end of the quarter in which the delivery of the Repurchase Notice occurs. At such closing, the Participant shall deliver all certificates (if any exist) evidencing the Subject Securities to the Purchaser and take all other actions necessary to transfer the Subject Securities to the Purchaser hereunder, and such Purchaser shall pay for the Subject Securities in the aggregate amount of the Repurchase Price for such Subject Securities. The Purchaser hereunder shall be entitled to receive reasonable and customary representations and warranties from the Participant, including representations and warranties regarding the Participant's good title to the Subject Securities and his or her ability to transfer the Subject Securities to the Purchaser free and clear of any liens or encumbrances. Notwithstanding the foregoing, at the closing, the Purchaser shall have the option to pay the Repurchase Price (i) in cash, (ii) pursuant to a promissory note, or (iii) in a combination of the foregoing.
(g)    Non-Exclusiveness of Right. The right of repurchase contemplated by this Section 15 is not exclusive and shall apply in addition to, and not in lieu of, any similar or other right of repurchase or other rights provided for in any other Company document or agreement.

16.    General.
(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the termination of the Participant's Continuous Service with the Company or its Affiliates, or of such other events as may be determined by the Committee.
(b)    Non-transferability. Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c)    Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any withholding taxes or other amounts in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.
(ii)    Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).
(d)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the Continuous Service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting or other relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(e)    International Participants. With respect to Participants who reside or work outside of Bermuda, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants (or adopt a sub-plan) in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.
(f)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
(g)    Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of Continuous Service with the Company or an Affiliate; and (ii) if a Participant's employment with the Company and its Affiliates terminates, but such Participant continues to provide Continuous Service to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a cessation of Continuous Service with the Company or an Affiliate.
(h)    No Rights as a Member. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person, such person's name is entered in the register of members and such person satisfies all conditions hereunder, in the Bye-laws and in the Award Agreement, including, without limitation, executing a joinder to that certain Shareholders Agreement of the Company, as amended from time to time.
(i)    Government and Other Regulations. The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules,

and regulations, and to such approvals by governmental agencies as may be required. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, applicable securities laws, or the rules, regulations and requirements of the U.S. Securities and Exchange Commission or other similar regulatory authority, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable U.S. federal, state, local or non-U.S. laws, and, without limiting the generality of Section 10 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(j)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(k)    Non-exclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the members of the Company for approval, to the extent applicable, shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
(l)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of Continuous Service, they shall have the same rights as other employees under general law.

(m)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.
(n)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(o)    Governing Law. The Plan, each Award Agreement hereunder and each related agreement shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflict of law thereof and the Company and any Participant accepting an Award hereunder irrevocably agree that any dispute or claim which may arise out of or in connection with the Plan, or Award Agreement, shall be referred to and determined by arbitration in Bermuda by sole arbitrator appointed by agreement between the parties and in default of agreement, then the arbitrator is to be appointed by the Appointments’ Committee of the Chartered Institute of Arbitrators Bermuda Branch. The courts of Bermuda shall have exclusive jurisdiction to hear and determine any application for relief in aid of an arbitration commenced pursuant to this clause 16 (including any application for interim or conservatory measures prior to the appointment of an arbitrator) except that the Company and any Participant may bring proceedings before any court or other judicial authority for the purposes of enforcing any award rendered by the arbitrator hereunder.
(p)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(q)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(r)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(s)    Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may reasonably determine in its sole and absolute discretion.
(t)    Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under the Plan.
(u)    Taxes. The U.S. federal income and other tax consequences of participation in the Plan by a United States person (as defined in the Code) is uncertain and could subject such person to adverse U.S. federal income or other tax consequences, including, but not limited to, through the rules applicable to a holder of stock or warrants and other options in a controlled foreign corporation or a passive foreign investment company (each as defined in the Code). United States persons who participate in the Plan are urged to consult with their own tax advisors regarding the U.S. federal income and other tax consequences associated with their participation in the Plan, and nothing herein or in any Award Agreement or other Plan document shall constitute tax advice for any purpose.
(v)    Section 409A/457A. The intent of the Company is that payments and benefits under the Plan comply with Section 409A and 457A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant's termination of employment or service with the Company will be made to such Participant until such Participant's termination of employment or service constitutes a "separation from service" (as defined in Section 409A of the Code). Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan that constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A or 457A of the Code and makes no undertaking to preclude Section 409A or 457A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A and 457A.
* * *

As adopted by the Board of Directors of Hamilton Insurance Group, Ltd. on 23 December 2013,amended 5 September 2018 and further amended 31 March 2021.

HAMILTON INSURANCE GROUP, LTD.
2013 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(PERFORMANCE VESTING)
This Restricted Stock Unit Award Agreement (the "Agreement"), made as of this XXXth day of XXX 2023 (the "Date of Grant"), by and between Hamilton Insurance Group, Ltd. (the "Company") and XXX (the "Participant") pursuant to the Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan as amended from time to time (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, P and to the extent not set forth in the Plan, the meanings set forth in the Participant’s employment agreement (the "Employment Agreement").
RECITALS:
WHEREAS, the Company has adopted the Plan, pursuant to which awards of restricted stock units ("RSUs") with respect to Class B common shares, par value $0.01 ("Common Shares"), may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company to grant the award of RSUs provided for herein to the Participant in recognition of the Participant's services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
1.    Grant of Restricted Stock Unit Award. Pursuant to the Plan, the Company hereby issues to the Participant on the Date of Grant a Restricted Stock Unit Award consisting of, in the aggregate, Y,YYY RSUs (the "RSU Award"). Each RSU represents an unsecured promise of the Company to deliver to the Participant up to two Common Shares on the applicable Settlement Date (as defined below), subject to the terms and conditions hereof. The RSUs shall be credited to a separate ledger account maintained for the Participant on the books of the Company (the "Account"). The RSU Award shall vest and be settled in accordance with Section 3 hereof.
2.    Incorporation by Reference; Interpretation. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control. All determinations, interpretations, and other decisions under or with respect to this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any member of the Company.
3.    Vesting and Settlement.
(a)    Vesting Eligibility. The RSU Award shall vest in full on [VESTING DATE] (the "Vesting Date") subject to satisfaction of the performance conditions set forth on Schedule A hereto and subject to the Participant's Continuous Service through the Vesting Date, except as otherwise provided herein.
(b)    To the extent that the grant or vesting or settlement of the RSU Award or any portion thereof could result in a material adverse tax, legal or regulatory result for the Company, any Subsidiary (as defined in the Bye-laws of the Company) or any of its members (or their Affiliates), the Company may require the Participant to sell the applicable Common Shares otherwise deliverable pursuant to the RSU Award or portion thereof to the Company at a per share price equal to the prevailing Fair Market Value of the Common Shares covered thereby (or settle such RSU Award, in whole or in part, in cash).
(c)    Vesting and Settlement. The RSU Award shall vest and settle as follows:
(i)    The Company shall prepare a calculation of the number of vested RSUs based on achievement of the performance conditions as set forth on Schedule A (the "Vested RSUs") within ninety (90) days after the Vesting Date, and shall issue to the Participant a number of Common Shares equal to the Vested RSUs within one hundred and twenty (120) days following the Vesting Date and upon such settlement, the Company shall enter the Participant's name as a shareholder of record with respect to the RSU Shares in the same manner as applies to the other shareholders' acquisition of Common Shares (whether by certificate or book entry, as applies).
(ii)    For avoidance of doubt:
(1)    The Participant shall be entitled to vesting and settlement of the Vested RSUs pursuant to clause (i) of Section 3(c), on the dates provided in such clause. If the Participant’s employment is terminated for any reason after the Vesting Date, the Board may, in its sole discretion, settle the Vested RSUs in cash instead of shares based on the prevailing Fair Market Value of the Common Shares.
(2)    The achievement of the performance conditions set forth on Schedule A, and the related calculations described above in Section 3(c), shall be determined in the sole discretion of the Committee and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any member of the Company.
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(d)    Forfeiture. Except as provided in Section 3(e), 3(f) and 3(g), any unvested RSUs shall be forfeited without consideration upon the termination of the Participant's Continuous Service for any reason prior to the applicable Vesting Date.
(e)    Termination of Employment without Cause or for Good Reason on or after a Change in Control. In the event that (i) the Participant's employment is terminated by the Company or its successor without Cause or (ii) by the Participant with Good Reason, in each case within a period of twelve months commencing on the date of a Change in Control, any RSUs that remain unvested as of the date of termination of employment shall become fully vested based on estimated performance (but not less than target performance) measured as of the date of termination, rather than on the original measurement date provided by Schedule A.
(f)    Early Vesting in the Event of Death. In the event of the death of a Participant then all of the pro rata proportion of the RSUs that are unvested at the date of death shall become fully vested based on estimated performance (but not less than target performance) measured as of the date of termination, rather than on the original measurement date provided by Schedule A, and the Company shall immediately issue one Common Share for each vested RSU according to the instructions of the executors of the Participant’s estate (and upon such settlement, the RSUs shall cease to be credited to the Account) and enter the relevant person’s name as a shareholder of record in the same manner as applies to the other shareholders' acquisition of Common Shares (whether by certificate or book entry, as applicable).
(g)    Disability and Retirement. In the event of the Disability or Retirement of a Participant, any RSU’s that remain unvested as of the date the Participant’s employment ceases due to their Disability or Retirement Award will vest according to the timetable set out in Section 3.(a) provided that, in the case of Retirement, the Participant is in compliance with the terms of their Non-Compete Agreement at each Vesting Date.
4.    Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Participant, the Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the RSU Award and to take such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding and taxes. For the avoidance of doubt, no RSU Shares shall be issued if the Participant has not fully satisfied any withholding obligations. The Committee may permit the Participant to satisfy the withholding liability in its discretion: (a) in cash, (b) by having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the settlement of the RSU Award a number of Common Shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering shares of Common Shares owned by the Participant unless such delivery would result in adverse accounting consequences for the Company, or (d) by a combination of any such methods. For purposes hereof, Common Shares shall be valued at Fair Market Value.
5.    Rights as Members. The Participant acknowledges and agrees that, with respect to each RSU credited to his or her Account, the Participant has no voting or other rights with respect to the underlying Common Shares unless and until such RSU is settled in Common
3

Shares pursuant to Section 3 hereof. As a condition to the award of the RSUs hereunder, prior to settlement of the RSUs in Common Shares, the Participant shall be required (i) to execute a joinder to the Shareholders Agreement and (ii) to deliver such information and documentation as the Committee or the Company may require in its sole discretion from the Participant including for the purpose of determining whether such issuance of Common Shares could result in a violation under clauses 7(i)-(iii) or could otherwise result in adverse tax, legal or regulatory consequence for the Company, any Subsidiary of the Company or any of its or their members (or their Affiliates).
6.    Dividend Equivalents. If the Company pays a cash dividend on its outstanding Common Shares for which the Record Date (for purposes of this Agreement, the "Record Date" is the date on which shareholders of record are determined for purposes of paying the cash dividend on Common Shares) occurs after the Date of Grant but prior to the Vesting Date, the Participant shall receive a lump sum cash payment equal to the aggregate amount of the cash dividends paid by the Company on a single Common Share multiplied by the number of Vested RSUs that have not yet been settled under this Agreement (the "Dividend Equivalents"); provided, that, the Dividend Equivalents shall not be paid at the time dividends are paid to the Company's members but rather shall be accumulated and paid on the applicable Settlement Date, if any, with respect to any Common Shares that are issued on such Settlement Date; provided, further, that no Dividend Equivalents shall be payable with respect to any RSUs that do not vest or are not settled and are forfeited pursuant to the terms of this Agreement and any Dividend Equivalents that have accumulated prior to forfeiture shall be forfeited upon the forfeiture of the RSUs to which such Dividend Equivalents relate.
7.    Compliance with Laws and Regulations. The issuance and transfer of Common Shares shall not be permitted if the Committee determines that such issuance or transfer would violate (i) applicable law, (ii) the applicable rules and regulations of the U.S. Securities and Exchange Commission, the Bermuda Monetary Authority, or similar regulatory authority or (iii) the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded. To the extent issued, any Common Shares (or certificates therefor) shall contain a legend, in the form as the Committee determines in its sole and absolute discretion, which describes the restrictions set forth herein.
8.    Binding Effect. Subject to Section 18 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto
9.    No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant's Continuous Service at any time.
4

10.    Notice. All notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand delivery, facsimile (with confirmation of transmission), or overnight courier, in each case addressed as follows:

If to the Company:	Hamilton Insurance Group, Ltd. Wellesley House North, First Floor 90 Pitts Bay Road

Pembroke HM 08Bermuda

Attention: General Counsel

If to the Participant:	To the Participant's principal address as reflected in the Company's records or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered (i) on the date of delivery if delivered by hand, (ii) on the date of transmission if delivered by facsimile (with confirmation of transmission delivered by the recipient to the sender), or (iii) on the date of confirmed delivery if delivered by overnight courier.
11.    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.
12.    Successors. Subject to Section 18 hereof, the terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.
13.    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Bermuda without regard to its conflict of law principles. The parties to this Agreement hereby irrevocably agree that any dispute or claim which may arise out of or in connection with this Agreement shall be referred to and determined by arbitration in Bermuda by the sole arbitrator appointed by agreement between the parties and in default of agreement, then the arbitrator is to be appointed by the Appointments’ Committee of the Chartered Institute of Arbitrators Bermuda Branch. The courts of Bermuda shall have exclusive jurisdiction to hear and determined any application for relief in aid of an arbitration commenced pursuant to this clause 13 (including any application for interim or conservatory measures prior to the appointment of an arbitrator) except that either party may bring proceedings before any court or other judicial authority for the purposes of enforcing any award rendered by the arbitrator hereunder.
5

14.    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
15.    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction and shall not constitute a part of this Agreement.
16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
17.    Other Agreements. As a condition to the grant and vesting of the RSU Award hereunder, the Participant agrees to execute such other agreements as the Committee may require in its reasonable discretion, including, without limitation, the Shareholders Agreement.
18.    Non-Transferability. Except as provided by the Plan or by the Committee, this Award is not transferable by the Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution. No purported assignment or transfer of this Award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution as set forth above), shall vest in the purported assignee or transferee any interest or right herein or otherwise with respect to the RSU Award whatsoever, but immediately upon such assignment or transfer this Award shall terminate and become of no further effect.
19.    Entire Agreement. This Agreement (together with the Plan) represents the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior understandings of the parties, whether written or oral. The Participant acknowledges and agrees that the Award is subject to the Company's Bye Laws and the repurchase rights of the Company under the Plan.
20.    Section 409A/457A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Sections 409A and 457A of the Code, or shall comply with the requirements of Code Sections 409A and 457A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Code Sections 409A and 457A. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if the Participant is a "specified employee" within the meaning of Code Section 409A, any payments or benefits due upon a termination of the Participant's employment under any arrangement that constitutes a "deferral of compensation" within the meaning of Code Section 409A and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1, shall be delayed and paid or provided on the earlier of (i) the date which is six (6) months after the Participant's separation from service (as such term is defined in Code Section 409A and the regulations and other published guidance thereunder) for any reason other than death, and (ii) the date of the Participant's death. None of
6

the Company, its Affiliates, officers, directors, employees, or agents guarantees that this Agreement complies with, or is exempt from, the requirements of Code Section 409A or 457A and none of the foregoing shall have any liability for the failure of this Agreement to comply with, or be exempt from, such requirements.
21.    Taxes. The tax consequences of participation in the Plan are uncertain, and the participant could be subject to income or other taxes. Participants in the Plan are urged to consult with their own tax advisors regarding the income and other tax consequences associated with their participation in the Plan, and nothing herein or in the Plan shall constitute tax advice for any purpose. The Company makes no warranties or representations whatsoever to the Participant regarding the tax consequences of the RSU Award or the receipt of RSU Shares with respect thereto. The Participant shall be solely responsible for any taxes in respect of the RSU Award.
[signature page follows]
7

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

HAMILTON INSURANCE GROUP, LTD.

By:
Name:
Title:

PARTICIPANT

By:
8

Schedule A - Performance Conditions

HAMILTON INSURANCE GROUP, LTD.
2013 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (the "Agreement"), made as of this XXXth day of XXX 2023 (the "Date of Grant"), by and between Hamilton Insurance Group, Ltd. (the "Company") and XXX (the "Participant") pursuant to the Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan as amended from time to time (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, and to the extent not set forth in the Plan, the meanings set forth in the Participant’s employment agreement (the "Employment Agreement").
RECITALS:
WHEREAS, the Company has adopted the Plan, pursuant to which awards of restricted stock units ("RSUs") with respect to Class B common shares, par value $0.01 ("Common Shares"), may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company to grant the award of RSUs provided for herein to the Participant in recognition of the Participant's services to the Company, such grant to be subject to the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
1.    Grant of Restricted Stock Unit Award. Pursuant to the Plan, the Company hereby issues to the Participant on the Date of Grant a Restricted Stock Unit Award consisting of, in the aggregate, X,XXX RSUs (the "RSU Award"). Each RSU represents an unsecured promise of the Company to deliver to the Participant one Common Share on the Settlement Date (as defined below), subject to the terms and conditions hereof. The RSUs shall be credited to a separate ledger account maintained for the Participant on the books of the Company (the "Account"). The RSU Award shall vest and be settled in accordance with Section 3 hereof.
2.    Incorporation by Reference; Interpretation. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control. All determinations, interpretations, and other decisions under or with respect to this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any member of the Company.

3.    Vesting and Settlement.
(a)    Vesting. [VESTING SCHEDULE].
(b)    Settlement. Except as provided in Section 3(d), the Company shall issue to the Participant one Common Share for each vested RSU (the "RSU Shares") (and upon such settlement, the RSUs shall cease to be credited to the Account) within ninety (90) days following the Vesting Date (the "Settlement Date") and upon such settlement, the Company shall enter the Participant's name as a shareholder of record in the same manner as applies to the other shareholders' acquisition of Common Shares (whether by certificate or book entry, as applies).
(c)    Forfeiture. Except as provided in Section 3(d), any unvested RSUs shall be forfeited without consideration upon the termination of the Participant's Continuous Service for any reason prior to the applicable Vesting Date.
(d)    Termination of Employment without Cause or for Good Reason on or after a Change in Control. In the event that (i) the Participant's employment is terminated by the Company or its successor without Cause or (ii) by the Participant with Good Reason, in each case within a period of twelve months commencing on the date of a Change in Control, any RSUs that remain unvested as of the date of termination of employment shall become fully vested and the Company shall immediately issue to the Participant one Common Share for each vested RSU (and upon such settlement, the RSUs shall cease to be credited to the Account) and enter the Participant's name as a shareholder of record in the same manner as applies to the other shareholders' acquisition of Common Shares (whether by certificate or book entry, as applicable).
(e)    Early Vesting in the Event of Death. In the event of the death of a Participant then all of the pro rata proportion of the RSUs that are unvested at the date of death shall become fully vested and the Company shall immediately issue one Common Share for each vested RSU according to the instructions of the executors of the Participant’s estate (and upon such settlement, the RSUs shall cease to be credited to the Account) and enter the relevant person’s name as a shareholder of record in the same manner as applies to the other shareholders' acquisition of Common Shares (whether by certificate or book entry, as applicable).
(f)    Disability and Retirement. In the event of the Disability or Retirement of a Participant, the RSU Award will vest according to the timetable set out in Section 3.(a) provided that, in the case of Retirement, the Participant is in compliance with the terms of their Non-Compete Agreement at each Vesting Date.
4.    Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Participant, the Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the RSU Award and to take such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding and taxes. For the avoidance of doubt, no RSU Shares shall be issued if the Participant has not fully satisfied any withholding obligations. The Committee may permit the Participant to satisfy the withholding liability in its discretion: (a) in cash, (b) by having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the settlement of the RSU Award a number of Common Shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering shares of Common Shares owned by the Participant unless such delivery would result in adverse accounting consequences for the Company, or (d) by a combination of any such methods. For purposes hereof, Common Shares shall be valued at Fair Market Value.
5.    Rights as Members. The Participant acknowledges and agrees that, with respect to each RSU credited to his or her Account, the Participant has no voting or other rights with respect to the underlying Common Shares unless and until such RSU is settled in RSU Shares pursuant to Section 3 hereof. As a condition to the award of the RSUs hereunder, prior to settlement of the RSUs in Common Shares, the Participant shall be required (i) to execute a joinder to the Shareholders Agreement and (ii) to deliver such information and documentation as the Committee or the Company may require in its sole discretion from the Participant including for the purpose of determining whether such issuance of Common Shares could result in a violation under clauses 7(i)-(iii) or could otherwise result in adverse tax, legal or regulatory consequence for the Company, any Subsidiary of the Company or any of its or their members (or their Affiliates).
6.    Dividend Equivalents. If the Company pays a cash dividend on its outstanding Common Shares for which the Record Date (for purposes of this Agreement, the "Record Date" is the date on which shareholders of record are determined for purposes of paying the cash dividend on Common Shares) occurs after the Date of Grant but prior to the Settlement Date, the Participant shall receive a lump sum cash payment equal to the aggregate amount of the cash dividends paid by the Company on a single Common Share multiplied by the number of RSUs remaining unvested under this Agreement (the "Dividend Equivalents"); provided, that, the Dividend Equivalents shall not be paid at the time dividends are paid to the Company's members but rather shall be accumulated and paid on the applicable Settlement Date, if any, with respect to any RSU Shares that are issued on such Settlement Date; provided, further, that no Dividend Equivalents shall be payable with respect to any RSUs that do not vest and are forfeited pursuant to the terms of this Agreement and any Dividend Equivalents that have accumulated prior to forfeiture shall be forfeited upon the forfeiture of the RSUs to which such Dividend Equivalents relate.
7.    Compliance with Laws and Regulations. The issuance and transfer of Common Shares shall not be permitted if the Committee determines that such issuance or transfer would violate (i) applicable law, (ii) the applicable rules and regulations of the U.S. Securities and Exchange Commission, the Bermuda Monetary Authority, or similar regulatory authority or (iii) the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded. To the extent issued, any Common Shares (or certificates therefor) shall contain a legend, in the form as the Committee determines in its sole and absolute discretion, which describes the restrictions set forth herein.
8.    Binding Effect. Subject to Section 18 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto
9.    No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant's Continuous Service at any time.
10.    Notice. All notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand delivery, facsimile (with confirmation of transmission), or overnight courier, in each case addressed as follows:

If to the Company:	Hamilton Insurance Group, Ltd. Wellesley House North, First Floor 90 Pitts Bay Road Pembroke HM 08Bermuda

Attention: General Counsel, Hamilton Insurance Group, Ltd.

If to the Participant:	To the Participant's principal address as reflected in the Company's records or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered (i) on the date of delivery if delivered by hand, (ii) on the date of transmission if delivered by facsimile (with confirmation of transmission delivered by the recipient to the sender), or (iii) on the date of confirmed delivery if delivered by overnight courier.
11.    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.
12.    Successors. Subject to Section 8 hereof, the terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.
13.    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Bermuda without regard to its conflict of law principles. The parties to this Agreement hereby irrevocably agree that any dispute or claim which may arise out of or in connection with this Agreement shall be referred to and determined by arbitration in Bermuda by sole arbitrator appointed by agreement between the parties and in default of agreement, then the arbitrator is to be appointed by the Appointments’ Committee of the Chartered Institute of Arbitrators Bermuda Branch. The courts of Bermuda shall have exclusive jurisdiction to hear and determine any application for relief in aid of an arbitration commenced pursuant to this clause 13 (including any application for interim or conservatory measures prior to the appointment of an arbitrator) except that either party may bring proceedings before any court or other judicial authority for the purposes of enforcing any award rendered by the arbitrator hereunder.
14.    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.
15.    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction and shall not constitute a part of this Agreement.
16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
17.    Other Agreements. As a condition to the grant and vesting of the RSU Award hereunder, the Participant agrees to execute such other agreements as the Committee may require in its reasonable discretion, including, without limitation, the Shareholders Agreement.
18.    Non-Transferability. Except as provided by the Plan or by the Committee, this Award is not transferable by the Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution. No purported assignment or transfer of this Award, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution as set forth above), shall vest in the purported assignee or transferee any interest or right herein or otherwise with respect to the RSU Award whatsoever, but immediately upon such assignment or transfer this Award shall terminate and become of no further effect.
19.    Entire Agreement. This Agreement (together with the Plan) represents the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior understandings of the parties, whether written or oral. The Participant acknowledges and agrees that the Award is subject to the Company's Bye Laws and the repurchase rights of the Company under the Plan.
20.    Section 409A/457A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Sections 409A and 457A of the Code, or shall comply with the requirements of Code Sections 409A and 457A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Code Sections 409A and 457A. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if the Participant is a "specified employee" within the meaning of Code Section 409A, any payments or benefits due upon a termination of the Participant's employment under any arrangement that constitutes a "deferral of compensation" within the meaning of Code Section 409A and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1, shall be delayed and paid or provided on the earlier of (i) the date which is six (6) months after the Participant's separation from service (as such term is defined in Code Section 409A and the regulations and other published guidance thereunder) for any reason other than death, and (ii) the date of the Participant's death. None of the Company, its Affiliates, officers, directors, employees, or agents guarantees that this Agreement complies with, or is exempt from, the requirements of Code Section 409A or 457A and none of the foregoing shall have any liability for the failure of this Agreement to comply with, or be exempt from, such requirements.
21.    Taxes. The tax consequences of participation in the Plan are uncertain, and the participant could be subject to income or other taxes. Participants in the Plan are urged to consult with their own tax advisors regarding the income and other tax consequences associated with their participation in the Plan, and nothing herein or in the Plan shall constitute tax advice for any purpose. The Company makes no warranties or representations whatsoever to the Participant regarding the tax consequences of the RSU Award or the receipt of RSU Shares with respect thereto. The Participant shall be solely responsible for any taxes in respect of the RSU Award.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

HAMILTON INSURANCE GROUP, LTD.

By:
Name:
Title:

PARTICIPANT

By: